Exhibit 99.1

NEWS RELEASE

Contact:	Will McDowell, Investor Relations – (215) 761-4198
Matt Asensio, Media Relations – (860) 226-2599

CIGNA REPORTS STRONG THIRD QUARTER 2017 RESULTS, RAISES OUTLOOK

o	Total revenues increased 5% to $10.4 billion in the third quarter

o	Shareholders' net income for the third quarter was $560 million, or $2.21 per share

o	Adjusted income from operations[1] in the third quarter was $716 million, or $2.83 per share

o	Global medical customer[2] growth projection increased to approximately 650,000 lives in 2017

o
Adjusted income from operations[1,3] is now projected to be in the range of $2.60 billion to $2.65 billion in 2017, or $10.20 to $10.40 per share[4], which represents per share growth of 26% to 28% over 2016

BLOOMFIELD, CT, November 2, 2017 – Cigna Corporation (NYSE: CI) today reported third quarter 2017 results with strong performance across the company's Global Health Care, Global Supplemental Benefits and Group Disability & Life segments.

"Cigna's third quarter results are driven by consistent, strong execution of our strategy to provide affordable and personalized solutions for our customers and clients around the globe," said David M. Cordani, President and Chief Executive Officer.  "As we look ahead to 2018, we expect to drive continued innovation and growth as we deliver sustained value in a rapidly changing and dynamic environment."

Total revenues in the quarter were $10.4 billion, an increase of 5% over third quarter 2016, driven by continued growth in Cigna's targeted customer segments.

For the third quarter of 2017, shareholders' net income was $560 million, or $2.21 per share, compared with $456 million, or $1.76 per share, for the third quarter of 2016.

Cigna's adjusted income from operations1 for the third quarter of 2017 was $716 million, or $2.83 per share, compared with $503 million, or $1.94 per share, for the third quarter of 2016.  This reflects significantly increased earnings contributions from each of our business segments.

Reconciliations of shareholders' net income to adjusted income from operations1 are provided on the following page, and on Exhibit 2 of this earnings release.

CONSOLIDATED HIGHLIGHTS

The following table includes highlights of results and reconciliations of consolidated operating revenues5 to total revenues and adjusted income from operations1 to shareholders' net income:

Consolidated Financial Results (dollars in millions, customers in thousands):
				Nine Months
	Three Months Ended			Ended
	September 30,		June 30,	September 30,
	2017	2016	2017	2017

Total Revenues	$10,382	$9,880	$10,318	$31,085
Net Realized Investment (Gains)	(117)	(75)	(51)	(214)
Consolidated Operating Revenues[5]	$10,265	$9,805	$10,267	$30,871

Consolidated Earnings, net of taxes
Shareholders' Net Income	$560	$456	$813	$1,971
Net Realized Investment (Gains)	(75)	(48)	(34)	(140)
Amortization of Other Acquired Intangible Assets	16	24	18	54
Special Items[1]	215	71	(47)	300
Adjusted Income from Operations[1]	$716	$503	$750	$2,185

Shareholders' Net Income, per share	$2.21	$1.76	$3.15	$7.67
Adjusted Income from Operations[1], per share	$2.83	$1.94	$2.91	$8.50

•
Third quarter 2017 shareholders' net income included special item[1] charges of $215 million after-tax, or $0.85 per share, predominantly associated with the previously disclosed early extinguishment of debt, compared with special item[1] charges in third quarter 2016 of $71 million after-tax, or $0.28 per share, for merger-related transaction costs and a litigation matter.

•	Cash and marketable investments at the parent company were $1.7 billion at September 30, 2017 and $2.8 billion at December 31, 2016.

•	Year to date, as of November 1, 2017, the Company repurchased 13.2 million shares of common stock for approximately $2.3 billion.

HIGHLIGHTS OF SEGMENT RESULTS

See Exhibit 2 for a reconciliation of adjusted income (loss) from operations1 to shareholders' net income.

Global Health Care

This segment includes Cigna's Commercial and Government businesses that deliver medical and specialty health care products and services to domestic and multi-national clients and customers using guaranteed cost, retrospectively experience-rated and administrative services only ("ASO") funding arrangements.  Specialty health care includes behavioral, dental, disease and medical management, stop loss and pharmacy-related products and services.

Financial Results (dollars in millions, customers in thousands):

				Nine Months
	Three Months Ended			Ended
	September 30,		June 30,	September 30,
	2017	2016	2017	2017

Premiums and Fees	$7,197	$6,807	$7,179	$21,715
Adjusted Income from Operations[1]	$575	$416	$591	$1,776
Adjusted Margin, After-Tax[6]	7.1%	5.4%	7.3%	7.3%

	As of the Periods Ended
	September 30,		June 30,	December 31,
Customers:	2017	2016	2017	2016
Commercial	15,332	14,594	15,163	14,631
Government	484	583	491	566
Medical[2]	15,816	15,177	15,654	15,197

Behavioral Care[7]	26,636	25,643	26,014	25,790
Dental	15,776	14,960	15,760	14,981
Pharmacy	8,959	8,370	8,902	8,461
Medicare Part D	812	999	823	972

•	Global Health Care results in the third quarter reflect strong performance led by our Commercial business.

•
Third quarter 2017 premiums and fees increased 6% relative to third quarter 2016, driven by customer growth and specialty contributions in our Commercial business, partially offset by lower enrollment in our Government business, as expected.

•	The medical customer base[2] at the end of the third quarter 2017 totaled 15.8 million, an increase of 619,000 customers year to date, driven by organic growth across our Commercial market segments.

•
Third quarter 2017 adjusted income from operations[1] and adjusted margin, after-tax[6] reflect strong medical and specialty results, continued effective medical cost management and operating expense discipline.

•
Adjusted income from operations[1] for third quarter 2017 and second quarter 2017 included favorable prior year reserve development on an after-tax basis of $19 million and $36 million, respectively.  Third quarter of 2016 did not have a meaningful amount of net prior year reserve development.  Year-to-date 2017 adjusted income from operations[1] includes favorable prior year reserve development on an after-tax basis of $116 million.

•
The Total Commercial medical care ratio[8] ("MCR") of 78.6% for third quarter 2017 reflects strong performance and effective medical cost management in both our Employer and Individual books of business, as well as the impact of the health insurance tax moratorium.

•	The Total Government MCR[8] of 84.0% for third quarter 2017 reflects solid performance in our Medicare Advantage and Medicare Part D businesses.

•	The third quarter 2017 Global Health Care operating expense ratio[8] of 21.1% reflects the impact of the health insurance tax moratorium, business mix changes and continued effective expense management.

•	Global Health Care net medical costs payable[9] was approximately $2.52 billion at September 30, 2017 and $2.26 billion at December 31, 2016.

Global Supplemental Benefits

This segment includes Cigna's global individual supplemental health, life and accident insurance business, primarily in Asia, and Medicare supplement coverage in the United States.

Financial Results (dollars in millions, policies in thousands):

				Nine Months
	Three Months Ended			Ended
	September 30,		June 30,	September 30,
	2017	2016	2017	2017

Premiums and Fees[10]	$937	$833	$914	$2,720
Adjusted Income from Operations[1]	$109	$81	$105	$288
Adjusted Margin, After-Tax[6]	11.1%	9.4%	11.0%	10.1%

	As of the Periods Ended
	September 30,		June 30,	December 31,
	2017	2016	2017	2016

Policies[10]	13,087	12,069	13,058	12,151

•
Global Supplemental Benefits results continue to reflect the value created by affordable and personalized solutions delivered directly to individual consumers through a diversified set of distribution channels.

•	Third quarter 2017 premiums and fees[10] grew 12% over third quarter 2016, reflecting continued business growth.

•
Third quarter 2017 adjusted income from operations[1] and adjusted margin, after-tax[6] reflect business growth, favorable claims experience, particularly in South Korea, and effective operating expense management.

Group Disability and Life

This segment includes Cigna's group disability, life and accident insurance operations.

Financial Results (dollars in millions):

				Nine Months
	Three Months Ended			Ended
	September 30,		June 30,	September 30,
	2017	2016	2017	2017

Premiums and Fees	$1,015	$1,024	$1,022	$3,068
Adjusted Income (Loss) from Operations[1]	$73	$53	$83	$224
Adjusted Margin, After-Tax[6]	6.6%	4.8%	7.5%	6.7%

•	Group Disability and Life results reflect the value created for our customers and clients through differentiated solutions that enhance health, productivity and sense of security.

•	Third quarter 2017 adjusted income from operations[1] and adjusted margin, after-tax[6] reflect favorable claims experience in our life business, and disability results consistent with our expectations.

Corporate & Other Operations

Adjusted loss from operations1 for Cigna's remaining operations is presented below:
Financial Results (dollars in millions):

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2017	2016	2017	2017

Corporate & Other Operations	$(41)	$(47)	$(29)	$(103)

2017 OUTLOOK

Cigna's outlook for full year 2017 consolidated adjusted income from operations1,3 is in the range of $2.60 billion to $2.65 billion, or $10.20 to $10.40 per share.  Cigna's outlook excludes the impact of additional prior year reserve development and potential effects of any future capital deployment.4

(dollars in millions, except where noted and per share amounts)	Projection for Full-Year Ending
December 31, 2017

Adjusted Income (Loss) from Operations[1,3]
Global Health Care	$2,140 to 2,170
Global Supplemental Benefits	$345 to 355
Group Disability and Life	$275 to 285
Ongoing Businesses	$2,760 to 2,810

Corporate & Other Operations	$(160)
Consolidated Adjusted Income from Operations[1,3]	$2,600 to 2,650

Consolidated Adjusted Income from Operations, per share[1,3,4]	$10.20 to 10.40

2017 Operating Metrics and Ratios Outlook
Total Revenue Growth	Approximately 4%

Full Year Total Commercial Medical Care Ratio[8]	80% to 81%
Full Year Total Government Medical Care Ratio[8]	84.5% to 85.5%
Full Year Global Health Care Operating Expense Ratio[8]	Approximately 21%
Global Medical Customer Growth[2]	Approximately 650,000 customers

The foregoing statements represent the Company's current estimates of Cigna's 2017 consolidated and segment adjusted income from operations1,3 and other key metrics as of the date of this release.  Actual results may differ materially depending on a number of factors.  Investors are urged to read the Cautionary Note Regarding Forward-Looking Statements included in this release.  Management does not assume any obligation to update these estimates.

This quarterly earnings release and the Quarterly Financial Supplement are available on Cigna's website in the Investor Relations section (http://www.cigna.com/aboutcigna/investors).  Management will be hosting a conference call to review third quarter 2017 results and discuss full year 2017 outlook beginning today at 8:30 a.m. EDT.  A link to the conference call is available in the Investor Relations section of Cigna's website located at http://www.cigna.com/cignadotcom/aboutcigna/investors/events/index.page.

The call-in numbers for the conference call are as follows:

Live Call
(800) 369-1781  (Domestic)
(210) 234-0090  (International)
Passcode: 11022017

Replay
(800) 945-7247 (Domestic)
(203) 369-3951 (International)

 It is strongly suggested you dial in to the conference call by 8:15 a.m. EDT.

Notes:

1.
Adjusted income (loss) from operations is defined as shareholders' net income (loss) excluding the following after-tax adjustments: net realized investment results, net amortization of other acquired intangible assets and special items.  Special items are identified in Exhibit 2 of this earnings release.

Adjusted income (loss) from operations is a measure of profitability used by Cigna's management because it presents the underlying results of operations of Cigna's businesses and permits analysis of trends in underlying revenue, expenses and shareholders' net income.  This consolidated measure is not determined in accordance with accounting principles generally accepted in the United States (GAAP) and should not be viewed as a substitute for the most directly comparable GAAP measure, shareholders' net income. See Exhibits 1 and 2 for a reconciliation of adjusted income from operations to shareholders' net income.

2.
Global medical customers include individuals who meet any one of the following criteria: are covered under a medical insurance policy, managed care arrangement, or service agreement issued by Cigna; have access to Cigna's provider network for covered services under their medical plan; or have medical claims and services that are administered by Cigna.

3.
Management is not able to provide a reconciliation to shareholders' net income (loss) on a forward-looking basis because we are unable to predict, without unreasonable effort, certain components thereof including (i) future net realized investment results and (ii) future special items.  These items are inherently uncertain and depend on various factors, many of which are beyond our control. As such, any associated estimate and its impact on shareholders' net income could vary materially.

4.	The Company's outlook excludes the potential effects of any share repurchases or business combinations that may occur after the date of this earnings release.

5.
The measure "consolidated operating revenues" is not determined in accordance with GAAP and should not be viewed as a substitute for the most directly comparable GAAP measure, "total revenues."  We define consolidated operating revenues as total revenues excluding realized investment results.  We exclude realized investment results from this measure because our portfolio managers may sell investments based on factors largely unrelated to the underlying business purposes of each segment.  As a result, gains or losses created in this process may not be indicative of past or future underlying performance of the business.  See Exhibit 1 for a reconciliation of consolidated operating revenues to total revenues.

6.	Adjusted margin, after-tax, is calculated by dividing adjusted income (loss) from operations by operating revenues for each segment.

7.	Prior period behavioral care customers have been revised to conform to current presentation.

8.	Operating ratios are defined as follows:
•
Total Commercial medical care ratio represents medical costs as a percentage of premiums for all commercial risk products, including medical, pharmacy, dental, stop loss and behavioral products provided through guaranteed cost or experience-rated funding arrangements in both the United States and internationally.

•	Total Government medical care ratio represents medical costs as a percentage of premiums for Medicare Advantage, Medicare Part D, and Medicaid products.
•	Global Health Care operating expense ratio represents operating expenses excluding acquisition related amortization expense as a percentage of operating revenue in the Global Health Care segment.

9.
Global Health Care medical costs payable are presented net of reinsurance and other recoverables.  The gross Global Health Care medical costs payable balance was $2.78 billion as of September 30, 2017 and $2.53 billion as of December 31, 2016.

10.
Cigna owns a 50% noncontrolling interest in its China joint venture.  Cigna's 50% share of the joint venture's earnings is reported in Other Revenues using the equity method of accounting under GAAP.  As such, the premiums and fees and policy counts for the Global Supplemental Benefits segment do not include the China joint venture.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release, and oral statements made with respect to information contained in this release, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on Cigna's current expectations and projections about future trends, events and uncertainties. These statements are not historical facts.  Forward-looking statements may include, among others, statements concerning our projected adjusted income (loss) from operations outlook for 2017, on both a consolidated and segment basis; projected total revenue growth and global medical customer growth, each over year end 2016; projected growth in 2018 and beyond; projected medical care and operating expense ratios and medical cost trends; future financial or operating performance, including our ability to deliver personalized and innovative solutions for our customers and clients; future growth, business strategy, strategic or operational initiatives; economic, regulatory or competitive environments, particularly with respect to the pace and extent of change in these areas; financing or capital deployment plans and amounts available for future deployment; our prospects for growth in the coming years;  and other statements regarding Cigna's future beliefs, expectations, plans, intentions, financial condition or performance.  You may identify forward-looking statements by the use of words such as "believe," "expect," "plan," "intend," "anticipate," "estimate," "predict," "potential," "may," "should," "will" or other words or expressions of similar meaning, although not all forward-looking statements contain such terms.

Forward-looking statements are subject to risks and uncertainties, both known and unknown, that could cause actual results to differ materially from those expressed or implied in forward-looking statements. Such risks and uncertainties include, but are not limited to: our ability to achieve our financial, strategic and operational plans or initiatives; our ability to predict and manage medical costs and price effectively and develop and maintain good relationships with physicians, hospitals and other health care providers; the impact of modifications to our operations and processes, including those in our disability business; our ability to identify potential strategic acquisitions or transactions and realize the expected benefits of such transactions; the substantial level of government regulation over our business and the potential effects of new laws or regulations or changes in existing laws or regulations; the outcome of litigation, regulatory audits, investigations, actions and/or guaranty fund assessments; uncertainties surrounding participation in government-sponsored programs such as Medicare; the effectiveness and security of our information technology and other business systems; unfavorable industry, economic or political conditions including foreign currency movements; acts of war, terrorism, natural disasters or pandemics; uncertainty as to the outcome of the litigation between Cigna and Anthem, Inc. with respect to the termination of the merger agreement, the reverse termination fee and/or contract and non-contract damages for claims each party has filed against the other, including the risk that a court  finds that Cigna has not complied with its obligations under the merger agreement, is not entitled to receive the reverse termination fee or is liable for breach of the merger agreement; as well as more specific risks and uncertainties discussed in our most recent report on Form 10-K and subsequent reports on Forms 10-Q and 8-K available on the Investor Relations section of www.cigna.com. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made, are not guarantees of future performance or results, and are subject to risks, uncertainties and assumptions that are difficult to predict or quantify.  Cigna undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as may be required by law.

Exhibit 1

CIGNA CORPORATION
COMPARATIVE SUMMARY OF FINANCIAL RESULTS (unaudited)
(Dollars in millions, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016

REVENUES

Premiums	$8,030	$7,605	$24,143	$23,005
Fees	1,137	1,086	3,417	3,346
Net investment income	298	282	909	848
Mail order pharmacy revenues	733	762	2,200	2,207
Other revenues	67	70	202	208
Consolidated operating revenues	10,265	9,805	30,871	29,614
Net realized investment gains	117	75	214	110

Total revenues	$10,382	$9,880	$31,085	$29,724

SHAREHOLDERS' NET INCOME (LOSS)

Shareholders' net income	$560	$456	$1,971	$1,485
After-tax adjustments to reconcile to adjusted income from operations:
Realized investment (gains)	(75)	(48)	(140)	(71)
Amortization of other acquired intangible assets, net	16	24	54	72
Special items	215	71	300	133

Adjusted income from operations (1)	$716	$503	$2,185	$1,619

Adjusted income (loss) from operations by segment
Global Health Care	$575	$416	$1,776	$1,446
Global Supplemental Benefits	109	81	288	231
Group Disability and Life	73	53	224	56
Ongoing Operations	757	550	2,288	1,733
Corporate and Other	(41)	(47)	(103)	(114)

Total adjusted income from operations	$716	$503	$2,185	$1,619

DILUTED EARNINGS PER SHARE

Shareholders' net income	$2.21	$1.76	$7.67	$5.72
After-tax adjustments to reconcile to adjusted income from operations:
Realized investment (gains)	(0.29)	(0.19)	(0.54)	(0.27)
Amortization of other acquired intangible assets, net	0.06	0.09	0.21	0.28
Special items	0.85	0.28	1.16	0.51
Adjusted income from operations (1)	$2.83	$1.94	$8.50	$6.24
Weighted average shares (in thousands)	253,410	259,754	257,058	259,568
Common shares outstanding (in thousands)			247,573	256,720

SHAREHOLDERS' EQUITY at September 30			$14,145	$13,974

SHAREHOLDERS' EQUITY PER SHARE at September 30			$57.13	$54.43

(1) Adjusted income (loss) from operations is defined as shareholders' net income (loss) excluding the following after-tax adjustments: realized investment results; net amortization of other acquired intangible assets; and special items (identified and quantified on Exhibit 2).

Exhibit 2

CIGNA CORPORATION
RECONCILIATION OF SHAREHOLDERS' NET INCOME (LOSS) TO ADJUSTED INCOME FROM OPERATIONS

(Dollars in millions, except per share amounts)	Diluted Earnings Per Share			Consolidated			Global Health Care
Three Months Ended,	3Q17	3Q16	2Q17	3Q17	3Q16	2Q17	3Q17	3Q16	2Q17

Shareholders' net income (loss)	$2.21	$1.76	$3.15	$560	$456	$813	$610	$413	$599
After-tax adjustments to reconcile to adjusted income (loss) from operations:
Realized investment (gains) losses	(0.29)	(0.19)	(0.13)	(75)	(48)	(34)	(47)	(42)	(22)
Amortization of other acquired intangible assets, net	0.06	0.09	0.07	16	24	18	12	20	14
Special items:
Debt extinguishment costs	0.82	-	-	209	-	-	-	-	-
Merger-related transaction costs	0.03	0.18	(0.18)	6	46	(47)	-	-	-
Charges associated with litigation matters	-	0.10	-	-	25	-	-	25	-
Adjusted income (loss) from operations	$2.83	$1.94	$2.91	$716	$503	$750	$575	$416	$591
Weighted average shares (in thousands)	253,410	259,754	258,061

Special items, pre-tax:
Debt extinguishment costs				$321	$-	$-	$-	$-	$-
Merger-related transaction costs				9	49	16	-	-	-
Charges associated with litigation matters				-	40	-	-	40	-
Total				$330	$89	$16	$-	$40	$-

(Dollars in millions, except per share amounts)
	Diluted Earnings Per Share			Consolidated			Global Health Care
Nine Months Ended September 30,	3Q17		3Q16	3Q17		3Q16	3Q17		3Q16

Shareholders' net income (loss)	$7.67		$5.72	$1,971		$1,485	$1,753		$1,414
After-tax adjustments to reconcile to adjusted income (loss) from operations:
Realized investment (gains) losses	(0.54)		(0.27)	(140)		(71)	(85)		(49)
Amortization of other acquired intangible assets, net	0.21		0.28	54		72	40		56
Special items:
Debt extinguishment costs	0.81		-	209		-	-		-
Merger-related transaction costs (1)	0.03		0.41	8		108	-		-
Long-term care guaranty fund assessment	0.32		-	83		-	68		-
Charges associated with litigation matters	-		0.10	-		25	-		25
Adjusted income (loss) from operations	$8.50		$6.24	$2,185		$1,619	$1,776		$1,446
Weighted average shares (in thousands)	257,058		259,568
Common shares outstanding as of September 30, (in thousands)	247,573		256,720

Special items, pre-tax:
Debt extinguishment costs				$321		$-	$-		$-
Merger-related transaction costs (1)				88		123	-		-
Long-term care guaranty fund assessment				129		-	106		-
Charges associated with litigation matters				-		40	-		40
Total				$538		$163	$106		$40

(1) For additional information related to a one-time tax benefit of approximately $60 million recorded in the second quarter of 2017, please refer to Note 3 to the Consolidated Financial Statements in Cigna's Form 10-Q for the period ended September 30, 2017 expected to be filed on November 2, 2017.

CIGNA CORPORATION
RECONCILIATION OF SHAREHOLDERS' NET INCOME (LOSS) TO ADJUSTED INCOME FROM OPERATIONS

(Dollars in millions, except per share amounts)	Global			Group			Corporate
	Supplemental			Disability			and
	Benefits			and Life			Other
Three Months Ended,	3Q17	3Q16	2Q17	3Q17	3Q16	2Q17	3Q17	3Q16	2Q17

Shareholders' net income (loss)	$105	$77	$101	$97	$65	$97	$(252)	$(99)	$16
After-tax adjustments to reconcile to adjusted income (loss) from operations:
Realized investment (gains) losses	-	-	-	(24)	(12)	(14)	(4)	6	2
Amortization of other acquired intangible assets, net	4	4	4	-	-	-	-	-	-
Special items:
Debt extinguishment costs	-	-	-	-	-	-	209	-	-
Merger-related transaction costs	-	-	-	-	-	-	6	46	(47)
Charges associated with litigation matters	-	-	-	-	-	-	-	-	-
Adjusted income (loss) from operations	$109	$81	$105	$73	$53	$83	$(41)	$(47)	$(29)
Weighted average shares (in thousands)

Special items, pre-tax:
Debt extinguishment costs	$-	$-	$-	$-	$-	$-	$321	$-	$-
Merger-related transaction costs	-	-	-	-	-	-	9	49	16
Charges associated with litigation matters	-	-	-	-	-	-	-	-	-
Total	$-	$-	$-	$-	$-	$-	$330	$49	$16

(Dollars in millions, except per share amounts)	Global Supplemental Benefits			Group Disability and Life			Corporate and Other
Nine Months Ended September 30,	3Q17		3Q16	3Q17		3Q16	3Q17		3Q16

Shareholders' net income (loss)	$283		$214	$253		$81	$(318)		$(224)
After-tax adjustments to reconcile to adjusted income (loss) from operations:
Realized investment (gains) losses	(9)		1	(44)		(25)	(2)		2
Amortization of other acquired intangible assets, net	14		16	-		-	-		-
Special items:
Debt extinguishment costs	-		-	-		-	209		-
Merger-related transaction costs (1)	-		-	-		-	8		108
Long-term care guaranty fund assessment	-		-	15		-	-		-
Charges associated with litigation matters	-		-	-		-	-		-
Adjusted income (loss) from operations	$288		$231	$224		$56	$(103)		$(114)
Weighted average shares (in thousands)
Common shares outstanding as of September 30, (in thousands)

Special items, pre-tax:
Debt extinguishment costs	$-		$-	$-		$-	$321		$-
Merger-related transaction costs (1)	-		-	-		-	88		123
Long-term care guaranty fund assessment	-		-	23		-	-		-
Charges associated with litigation matters	-		-	-		-	-		-
Total	$-		$-	$23		$-	$409		$123

(1) For additional information related to a one-time tax benefit of approximately $60 million recorded in the second quarter of 2017, please refer to Note 3 to the Consolidated Financial Statements in Cigna's Form 10-Q for the period ended September 30, 2017 expected to be filed on November 2, 2017.